Exhibit 99.1

News Release

CalAtlantic Group, Inc. Reports 2015 Full Year and Fourth Quarter Results

On October 1, 2015, Standard Pacific Corp. and The Ryland Group, Inc. completed their merger of equals, with Ryland merging into Standard Pacific and Standard Pacific continuing as the surviving corporation.  At the same time: (i) Standard Pacific changed its name to "CalAtlantic Group, Inc." and effected a reverse stock split such that each five shares of common stock of Standard Pacific issued and outstanding immediately prior to the closing of the merger were combined and converted into one issued and outstanding share of CalAtlantic common stock, (ii) MP CA Homes, LLC, the sole owner of Standard Pacific's outstanding Series B Preferred Stock, converted all of its preferred stock to CalAtlantic common stock, and (iii) each outstanding share of Ryland common stock, stock options and restricted stock units were converted into the right to receive, or the option to acquire, as applicable, 1.0191 shares of CalAtlantic common stock.
Because the closing of the merger occurred on October 1, 2015, the highlights and comparisons below and the other financial information included in this earnings release includes nine months of stand-alone data (through September 30, 2015) for predecessor Standard Pacific Corp. and three months of combined Standard Pacific Corp. and Ryland Group, Inc. data (from October 1, 2015 through December 31, 2015) as required by Generally Accepted Accounting Principles (GAAP).  To aid analysts and other investors with year-over-year comparability for the entire merged business, we also are providing limited pro forma information.  This pro forma information is a combination of full year 2014 and 2015 Standard Pacific and Ryland financial and operating data.  Limited historical Ryland operating data is also presented in the tables beginning on page 19 for informational purposes.
Additionally, as a result of the reverse stock split in connection with the merger, applicable accounting rules provide that the Company is required to restate per share information for all periods presented as if the reverse stock split had been implemented for such periods.  Those same accounting rules, however, do not allow the Company to include the MP CA Homes, LLC conversion of its Series B Preferred Stock, which occurred at the same time as the reverse stock split, into the restated share information. Please take this into account when evaluating the per share information presented below.
IRVINE, CALIFORNIA, February 18, 2016.  CalAtlantic Group, Inc. (NYSE: CAA) today announced results for the year and fourth quarter ended December 31, 2015.

"I am extremely proud of the progress we have made in bringing two great organizations together," said Larry Nicholson, CalAtlantic Group, Inc. President and Chief Executive Officer.  "Our team is doing a great job of carefully balancing the need to move our important integration work ahead while also remaining appropriately focused on running our day-to-day business.  There is still more work to be done, but as I look out over the headlights, I'm even more excited about the prospects for CalAtlantic."

2015 CalAtlantic Highlights and Comparisons to 2014
2015 full year results include three quarters of stand-alone Standard Pacific and one quarter of the combined company, include merger and other one-time costs and the impact of purchase accounting. 2014 represents the stand-alone results of Standard Pacific, as required by GAAP.

•	Net new orders of 7,163, up 44%; Dollar value of net new orders up 51%
•	Backlog of 5,611 homes, up 228%; Dollar value of backlog up 181%
•	299 average active selling communities, up 64%
•	7,237 new home deliveries, up 46%
•	Average selling price of $477 thousand, flat
•	Home sale revenues of $3.4 billion, up 46%

•	Gross margin from home sales of 22.4%, compared to 26.1%
o	Adjusted gross margin from home sales of 24.3%* compared to 26.1% (2015 excludes $64.2 million of purchase accounting impact related to the merger)
•	SG&A rate from home sales of 11.3%, compared to 11.7%
•	Operating margin from home sales of $381.7 million, or 11.1%, compared to $341.9 million, or 14.4%
o	Adjusted operating margin from home sales of $445.8 million*, or 13.0%*
•
Net income of $213.5 million, or $2.26 per diluted share, vs. net income of $215.9 million, or $2.68 per diluted share (includes the impact of $61.7 million of merger and other one-time costs and $64.2 million of purchase accounting adjustments)

o	Adjusted net income of $292.0 million*, or $3.09 per diluted share*
•	$1.0 billion of land purchases and development costs, compared to $943.1 million

2015 CalAtlantic Fourth Quarter Highlights and Comparisons to 2014 Fourth Quarter
2015 fourth quarter results are for combined company, include merger and other one-time costs and the impact of purchase accounting. 2014 fourth quarter represents the stand-alone results of Standard Pacific, as required by GAAP.

•	Net new orders of 2,699, up 176%; Dollar value of net new orders up 142%
•	579 average active selling communities, up 215%
•	3,795 new home deliveries, up 157%
•	Average selling price of $437 thousand, down 11%
•	Home sale revenues of $1.7 billion, up 129%
•	Gross margin from home sales of 19.8%, compared to 25.2%
o	Adjusted gross margin from home sales of 23.7%* compared to 25.2% (Q4 2015 excludes $64.2 million of purchase accounting impact related to the merger)
•	SG&A rate from home sales of 10.3%, compared to 10.9%
•	Operating margin from home sales of $158.0 million, or 9.5%, compared to $103.5 million, or 14.3%
o	Adjusted operating margin from home sales of $222.1 million*, or 13.4%*
•
Net income of $77.5 million, or $0.56 per diluted share, vs. net income of $64.6 million, or $0.80 per diluted share (includes the impact of $44.8 million of 2015 fourth quarter merger and other one-time costs and $64.2 million of purchase accounting adjustments)

o	Adjusted net income of $144.5 million*, or $1.04 per diluted share*
•	$398.0 million of land purchases and development costs, compared to $255.9 million

Pro Forma 2015 CalAtlantic Highlights and Comparisons to Pro Forma CalAtlantic 2014
To aid analysts and other investors with year-over-year comparability for the entire merged business, we provide the below pro forma information.  This pro forma information is a combination of full year 2014 and 2015 Standard Pacific and Ryland financial and operating data, as if the merger closed on January 1, 2014.  Such pro forma data was not prepared to comply with Regulation S-X of the SEC Rules and Regulations.

•	Net new orders of 13,851, up 10%; Dollar value of net new orders up 18%
•	Backlog of 5,611 homes, up 30%; Dollar value of backlog up 40%
•	558 average active selling communities, up 13%
•	12,560 new home deliveries, down 1%
•	Average selling price of $420 thousand, up 8%
•	Home sale revenues of $5.3 billion, up 7%
•	Pretax income of $515.9 million vs. $634.4 million (includes the impact of $61.7 million of 2015 merger and other one-time costs and $64.2 million of purchase accounting adjustments)
o	Adjusted pretax income of $641.8 million*, flat
•	$1.6 billion of land purchases and development costs, compared to $1.7 billion

2015 CalAtlantic Fourth Quarter Highlights and Comparisons to Pro Forma 2014 CalAtlantic Fourth Quarter
To aid analysts and other investors with year-over-year comparability for the entire merged business, we provide the below pro forma information.  This pro forma information is a combination of fourth quarter 2014 Standard Pacific and Ryland financial and operating data, as if the merger closed on October 1, 2014, compared to actual 2015 CalAtlantic fourth quarter results.  Such pro forma data was not prepared to comply with Regulation S-X of the SEC Rules and Regulations.

•	Net new orders of 2,699, up 7%; Dollar value of net new orders up 16%
•	579 average active selling communities, up 11%
•	3,795 new home deliveries, down 4%
•	Average selling price of $437 thousand, up 11%
•	Home sale revenues of $1.7 billion, up 6%
•	Pretax income of $126.2 million vs. $219.5 million (includes the impact of $44.8 million of 2015 fourth quarter merger and other one-time costs and $64.2 million of purchase accounting adjustments)
o	Adjusted pretax income of $235.2 million*, up 7%
•	$398.0 million of land purchases and development costs, compared to $524.6 million

Orders.  Net new orders for the 2015 fourth quarter were up 7% from the pro forma 2014 fourth quarter, to 2,699 homes, with the dollar value of these orders up 16%, and the Company's monthly sales absorption rate was 1.6 per community for the 2015 fourth quarter, relatively flat from the pro forma 2014 fourth quarter and down 18% from the pro forma 2015 third quarter, consistent with normal seasonal patterns.  The Company's cancellation rate for the 2015 fourth quarter was 22%, slightly above the pro forma 2014 fourth quarter and up from 20% for the pro forma 2015 third quarter.  Our 2015 fourth quarter cancellation rate was consistent with our average historical cancellation rate of approximately 22% over the last 10 years.

Backlog.  The dollar value of homes in backlog increased 40% to $2.6 billion, or 5,611 homes, compared to $1.8 billion, or 4,328 homes, for the pro forma 2014 fourth quarter, and decreased 15% compared to $3.0 billion, or 6,707 homes, for the pro forma 2015 third quarter.  The increase in pro forma year-over-year backlog value was driven primarily by our continued growth in community count and the corresponding increase in orders and an 8% increase in the average selling price of the homes in backlog on a pro forma basis, reflecting the product mix shift to more move-up and luxury homes and continued pricing power in many of our markets.

Revenue.  Revenues from home sales for the 2015 fourth quarter increased 6%, to $1.7 billion, as compared to the pro forma 2014 fourth quarter, resulting from an 11% increase on a pro forma basis in the Company's average home price to $437 thousand, partially offset by a 4% decrease in pro forma new home deliveries.  The increase in average home price was primarily attributable to a shift to more move-up product and general price increases within a majority of the Company's markets.

Gross Margin.  Gross margin percentage from home sales for the 2015 fourth quarter was 19.8%, as compared to 25.2% for the 2014 fourth quarter. The Company's 2015 fourth quarter gross margins were adversely impacted by the required fair value adjustment to homes in backlog and specs under construction acquired from Ryland in the merger, of which $64.2 million was recognized as an increase to cost of sales during the quarter.  Excluding the impact of purchasing accounting, the Company achieved adjusted gross margins from home sales of 23.7%* for the 2015 fourth quarter.

SG&A Expenses. Selling, general and administrative expenses for the 2015 fourth quarter were $171.5 million, or 10.3%, as compared to $79.3 million, or 10.9%, for the 2014 fourth quarter.  This 60 basis point improvement was primarily the result of a 129% increase in home sale revenues and the operating leverage gained in connection with the merger.

Land.  During the 2015 fourth quarter, the Company spent $398.0 million on land purchases and development costs, compared to $524.6 million for the pro forma 2014 fourth quarter. The Company purchased $212.2 million of land, consisting of 2,546 homesites, of which 30% (based on homesites) is located in the North region, 27% in the Southeast region, 22% in the Southwest region, and 21% in the West region.  As of December 31, 2015, the Company owned or controlled 70,494 homesites, of which 47,061 were owned and actively selling or under development, 17,911 were controlled or under option, and the remaining 5,522 homesites were held for future development or for sale.

Liquidity.  The Company ended the quarter with $782.2 million of available liquidity, including $151.1 million of unrestricted homebuilding cash and $631.1 million available to borrow under its $750 million revolving credit facility. The Company's homebuilding debt to book capitalization as of December 31, 2015 and 2014 was 47.5% and 55.8%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 46.1%* and 53.1%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending December 31, 2015 and 2014 was 5.4x* and 4.2x*, respectively.

Earnings Conference Call

A conference call to discuss the Company's 2015 fourth quarter results will be held at 12:00 p.m. Eastern time February 19, 2016.  The call will be broadcast live over the Internet and can be accessed through the Company's website at http://investors.calatlantichomes.com.  The call will also be accessible via telephone by dialing (888) 286-2317 (domestic) or (719) 457-2617 (international); Passcode: 6978264. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 6978264.

About CalAtlantic Group, Inc.

CalAtlantic Group, Inc. (NYSE: CAA), a combination of Standard Pacific Corp. and Ryland Group, Inc., two of the nation's largest and most respected homebuilders, offers well-crafted homes in thoughtfully designed communities that meet the desires of customers across the homebuilding spectrum, from entry level to luxury, in 41 Metropolitan Statistical Areas spanning 17 states.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design earned over its 50 year history, CalAtlantic Group, Inc. utilizes its over five decades of land acquisition, development and homebuilding expertise to acquire and build desirable communities in locations that meet the high expectations of the company's homebuyers.  We invite you to learn more about us by visiting www.calatlantichomes.com.

This news release and the referenced earnings conference call contain forward-looking statements.  These statements include but are not limited to statements regarding the integration of the operations of Standard Pacific and Ryland, the future success of those combined operations; new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; and our liquidity.  In addition, the pro forma results presented above are not necessarily indicative of how the Company would have performed if Ryland and Standard Pacific were combined for all of 2014 and 2015 and are not necessarily indicative of the combined Company's future performance.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's mortgage banking operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2014 and subsequent Quarterly Reports on Form 10-Q, including our Report on Form 10-Q for the quarter ended September 30, 2015.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jeff.mccall@calatl.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 15.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	December 31,	December 31,	Percentage	September 30,	Percentage
	2015	2014	or % Change	2015	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	3,795	1,475	157%	1,165	226%
Average selling price	$437	$491	(11%)	$537	(19%)
Home sale revenues	$1,659,982	$724,342	129%	$626,008	165%
Gross margin % (including land sales)	19.7%	24.2%	(4.5%)	24.5%	(4.8%)
Gross margin % from home sales	19.8%	25.2%	(5.4%)	25.3%	(5.5%)
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments included in cost of home sales)*	23.7%	25.2%	(1.5%)	25.3%	(1.6%)
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments and interest included in cost of home sales)*	26.4%	30.2%	(3.8%)	30.2%	(3.8%)
Incentive and stock-based compensation expense	$21,239	$7,364	188%	$5,932	258%
Selling expenses	$79,586	$35,746	123%	$32,687	143%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$70,645	$36,162	95%	$34,641	104%
SG&A expenses	$171,470	$79,272	116%	$73,260	134%
SG&A % from home sales	10.3%	10.9%	(0.6%)	11.7%	(1.4%)
Operating margin from home sales	$157,954	$103,455	53%	$85,390	85%
Operating margin % from home sales	9.5%	14.3%	(4.8%)	13.6%	(4.1%)
Adjusted operating margin from home sales*	$222,124	$103,455	115%	$85,390	160%
Adjusted operating margin % from home sales*	13.4%	14.3%	(0.9%)	13.6%	(0.2%)
Net new orders	2,699	978	176%	1,326	104%
Net new orders (dollar value)	$1,194,094	$494,064	142%	$768,557	55%
Average active selling communities	579	184	215%	215	169%
Monthly sales absorption rate per community	1.6	1.8	(12%)	2.1	(24%)
Cancellation rate	22%	21%	1%	19%	3%
Gross cancellations	763	258	196%	302	153%
Backlog (homes)	5,611	1,711	228%	2,733	105%
Backlog (dollar value)	$2,572,092	$916,376	181%	$1,655,496	55%

Land purchases (incl. seller financing)	$212,210	$172,320	23%	$125,982	68%
Adjusted Homebuilding EBITDA*	$297,581	$150,726	97%	$119,553	149%
Adjusted Homebuilding EBITDA Margin %*	17.8%	20.0%	(2.2%)	18.3%	(0.5%)
Homebuilding interest incurred	$45,545	$39,960	14%	$42,304	8%
Homebuilding interest capitalized to inventories owned	$44,713	$39,594	13%	$41,611	7%
Homebuilding interest capitalized to investments in JVs	$832	$366	127%	$693	20%
Interest amortized to cost of sales (incl. cost of land sales)	$46,857	$39,354	19%	$33,323	41%

	For the Year Ended
	December 31,	December 31,	Percentage
	2015	2014	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	7,237	4,956	46%
Average selling price	$477	$478	(0%)
Home sale revenues	$3,449,047	$2,366,754	46%
Gross margin % (including land sales)	22.2%	25.6%	(3.4%)
Gross margin % from home sales	22.4%	26.1%	(3.7%)
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments included in cost of home sales)*	24.3%	26.1%	(1.8%)
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments and interest amortized to cost of home sales)*	28.1%	31.1%	(3.0%)
Incentive and stock-based compensation expense	$38,113	$26,643	43%
Selling expenses	$174,269	$116,651	49%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$178,328	$132,567	35%
SG&A expenses	$390,710	$275,861	42%
SG&A % from home sales	11.3%	11.7%	(0.4%)
Operating margin from home sales	$381,671	$341,939	12%
Operating margin % from home sales	11.1%	14.4%	(3.3%)
Adjusted operating margin from home sales*	$445,841	$341,939	30%
Adjusted operating margin % from home sales*	13.0%	14.4%	(1.4%)
Net new orders	7,163	4,967	44%
Net new orders (dollar value)	$3,650,329	$2,410,206	51%
Average active selling communities	299	182	64%
Monthly sales absorption rate per community	2.0	2.3	(12%)
Cancellation rate	18%	17%	1%
Gross cancellations	1,533	1,004	53%
Backlog (homes)	5,611	1,711	228%
Backlog (dollar value)	$2,572,092	$916,376	181%

Land purchases (incl. seller financing)	$515,315	$585,735	(12%)
Adjusted Homebuilding EBITDA*	$648,313	$502,423	29%
Adjusted Homebuilding EBITDA Margin %*	18.5%	20.8%	(2.3%)
Homebuilding interest incurred	$171,509	$153,695	12%
Homebuilding interest capitalized to inventories owned	$169,233	$151,962	11%
Homebuilding interest capitalized to investments in JVs	$2,276	$1,733	31%
Interest amortized to cost of sales (incl. cost of land sales)	$139,381	$123,112	13%

	As of
	December 31,	December 31,	Percentage
	2015	2014	or % Change
Select Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$187,066	$218,650	(14%)
Inventories owned	$6,069,959	$3,255,204	86%
Goodwill	$933,360	$ ―	―
Homesites owned and controlled	70,494	35,430	99%
Homes under construction	6,081	2,032	199%
Completed specs	1,325	515	157%
Homebuilding debt	$3,487,699	$2,113,301	65%
Stockholders' equity	$3,861,436	$1,676,688	130%
Adjusted stockholders' equity per share (reverse split adjusted,
including if-converted preferred stock)*	$31.84	$23.10	38%
Total consolidated debt to book capitalization	49.5%	56.8%	(7.3%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	46.1%	53.1%	(7.0%)

PRO FORMA KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	December 31,	Pro Forma December 31,	Percentage	Pro Forma September 30,	Percentage
	2015	2014	or % Change	2015	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	3,795	3,964	(4%)	3,211	18%
Average selling price	$437	$395	11%	$411	6%
Home sale revenues*	$1,659,982	$1,566,383	6%	$1,318,885	26%
Pretax income*	$126,177	$219,531	(43%)	$143,852	(12%)
Pretax income (excluding purchase accounting adjustments
included in cost of home sales and merger and other one-time costs)*	235,196	219,531	7%	155,068	52%
Net new orders	2,699	2,525	7%	3,238	(17%)
Net new orders (dollar value)	$1,194,094	$1,030,718	16%	$1,413,512	(16%)
Average active selling communities	579	520	11%	567	2%
Monthly sales absorption rate per community	1.6	1.6	(4%)	1.9	(18%)
Cancellation rate	22%	21%	1%	20%	2%
Gross cancellations	763	689	11%	797	(4%)
Backlog (homes)	5,611	4,328	30%	6,707	(16%)
Backlog (dollar value)	$2,572,092	$1,835,402	40%	$3,014,957	(15%)

Land purchases (incl. seller financing)	$212,210	$357,766	(41%)	$211,588	0%

	For the Year Ended
	Pro Forma December 31,	Pro Forma December 31,	Percentage
	2015	2014	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	12,560	12,633	(1%)
Average selling price	$420	$390	8%
Home sale revenues*	$5,280,297	$4,922,721	7%
Pretax income*	$515,932	$634,428	(19%)
Pretax income (excluding purchase accounting adjustments
included in cost of home sales and merger and other one-time costs)*	$641,839	$634,428	1%
Net new orders	13,851	12,635	10%
Net new orders (dollar value)	$5,921,611	$5,030,389	18%
Average active selling communities	558	494	13%
Monthly sales absorption rate per community	2.1	2.1	(3%)
Cancellation rate	17%	18%	(1%)
Gross cancellations	2,890	2,786	4%
Backlog (homes)	5,611	4,328	30%
Backlog (dollar value)	$2,572,092	$1,835,402	40%

Land purchases (incl. seller financing)	$875,118	$1,123,966	(22%)

	As of
	December 31,	Pro Forma December 31,	Percentage
	2015	2014	or % Change
Select Balance Sheet Data	(Dollars in thousands)

Homebuilding cash (including restricted cash)*	$187,066	$744,997	(75%)
Inventories owned*	$6,069,959	$5,270,216	15%
Goodwill*	$933,360	$36,891	2,430%
Homesites owned and controlled	70,494	74,308	(5%)
Homes under construction	6,081	4,507	35%
Completed specs	1,325	1,246	6%
Homebuilding debt*	$3,487,699	$3,516,380	(1%)

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 15.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$1,659,982	$724,342	$3,449,047	$2,366,754
Land sale revenues	14,329	29,302	47,364	44,424
Total revenues	1,674,311	753,644	3,496,411	2,411,178
Cost of home sales	(1,330,558)	(541,615)	(2,676,666)	(1,748,954)
Cost of land sales	(13,084)	(29,596)	(43,274)	(43,841)
Total cost of sales	(1,343,642)	(571,211)	(2,719,940)	(1,792,795)
Gross margin	330,669	182,433	776,471	618,383
Gross margin %	19.7%	24.2%	22.2%	25.6%
Selling, general and administrative expenses	(171,470)	(79,272)	(390,710)	(275,861)
Income (loss) from unconsolidated joint ventures	2,347	(326)	1,966	(668)
Other income (expense)	(45,435)	(1,288)	(62,177)	(1,733)
Homebuilding pretax income	116,111	101,547	325,550	340,121
Financial Services:
Revenues	23,887	7,300	43,702	25,320
Expenses	(13,821)	(4,465)	(26,763)	(15,477)
Financial services pretax income	10,066	2,835	16,939	9,843
Income before taxes	126,177	104,382	342,489	349,964
Provision for income taxes	(48,648)	(39,738)	(128,980)	(134,099)
Net income	77,529	64,644	213,509	215,865
Less: Net income allocated to preferred shareholder	―	(15,490)	(32,997)	(51,650)
Less: Net income allocated to unvested restricted stock	(95)	(87)	(369)	(297)
Net income available to common stockholders	$77,434	$49,067	$180,143	$163,918

Income Per Common Share:
Basic	$0.64	$0.88	$2.51	$2.94
Diluted	$0.56	$0.80	$2.26	$2.68

Weighted Average Common Shares Outstanding:
Basic	121,132,872	55,633,527	71,713,747	55,737,548
Diluted	138,971,598	63,088,045	81,512,953	63,257,082

Weighted average additional common shares outstanding
if preferred shares converted to common shares	―	17,562,557	13,135,814	17,562,557

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	138,971,598	80,650,602	94,648,767	80,819,639

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$151,076	$180,428
Restricted cash	35,990	38,222
Inventories:
Owned	6,069,959	3,255,204
Not owned	83,246	85,153
Investments in unconsolidated joint ventures	132,763	50,111
Deferred income taxes, net	396,194	276,402
Goodwill	933,360	―
Other assets	118,768	38,816
Total Homebuilding Assets	7,921,356	3,924,336
Financial Services:
Cash and equivalents	35,518	31,965
Restricted cash	22,914	1,295
Mortgage loans held for sale, net	325,770	174,420
Mortgage loans held for investment, net	22,704	14,380
Other assets	17,243	5,243
Total Financial Services Assets	424,149	227,303
Total Assets	$8,345,505	$4,151,639

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$191,681	$45,085
Accrued liabilities	478,793	223,783
Secured project debt and other notes payable	25,683	4,689
Senior notes payable	3,462,016	2,108,612
Total Homebuilding Liabilities	4,158,173	2,382,169
Financial Services:
Accounts payable and other liabilities	22,474	3,369
Mortgage credit facilities	303,422	89,413
Total Financial Services Liabilities	325,896	92,782
Total Liabilities	4,484,069	2,474,951
Equity:
Stockholders' Equity:
Preferred stock	―	1
Common stock	1,213	550
Additional paid-in capital	3,324,328	1,348,905
Accumulated earnings	535,890	327,232
Accumulated other comprehensive income, net of tax	5	―
Total Equity	3,861,436	1,676,688
Total Liabilities and Equity	$8,345,505	$4,151,639

INVENTORIES

	December 31,	December 31,
	2015	2014
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$3,546,289	$2,248,289
Homes completed and under construction	2,039,597	827,612
Model homes	484,073	179,303
Total inventories owned	$6,069,959	$3,255,204

Inventories Owned by Segment:
North	$703,651	$ ―
Southeast	1,753,301	1,033,401
Southwest	1,400,524	598,856
West	2,212,483	1,622,947
Total inventories owned	$6,069,959	$3,255,204

REGIONAL OPERATING DATA

During the 2015 third quarter, in connection with the transition planning related to the Merger, the Company began evaluating the business and allocating resources based on the post-merger homebuilding operating segments of CalAtlantic. The Company's homebuilding operating segments are grouped into four reportable segments: North (Baltimore, Chicago, Delaware, Indianapolis, Metro Washington, D.C., Minneapolis/St. Paul, New Jersey, Northern Virginia, Philadelphia and Atlanta); Southeast (Florida and the Carolinas); Southwest (Texas, Colorado and Nevada) and West (California and Arizona).  All prior periods have been restated to conform to CalAtlantic's new presentation.
	Three Months Ended December 31,
	2015		2014			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	787	$334	n/a	$	n/a	n/a	n/a
Southeast	1,143	377	508		382	125%	(1%)
Southwest	1,033	403	348		469	197%	(14%)
West	832	662	619		593	34%	12%
Consolidated total	3,795	$437	1,475		$491	157%	(11%)

	Year Ended December 31,
	2015		2014			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	787	$334	n/a	$	n/a	n/a	n/a
Southeast	2,471	395	1,871		354	32%	12%
Southwest	1,891	462	1,059		465	79%	(1%)
West	2,088	640	2,026		598	3%	7%
Consolidated total	7,237	$477	4,956		$478	46%	(0%)

	Three Months Ended December 31,
	2015		2014			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
Net new orders:
North	556	$348	n/a	$	n/a	n/a	n/a
Southeast	831	384	395		385	110%	(0%)
Southwest	715	416	240		509	198%	(18%)
West	597	643	343		641	74%	0%
Consolidated total	2,699	$442	978		$505	176%	(12%)

	Year Ended December 31,
	2015		2014			% Change
	Homes	ASP	Homes	ASP		Homes	ASP
	(Dollars in thousands)
Net new orders:
North	556	$348	n/a	$	n/a	n/a	n/a
Southeast	2,342	422	1,841		374	27%	13%
Southwest	1,838	481	1,207		473	52%	2%
West	2,427	653	1,919		600	26%	9%
Consolidated total	7,163	$510	4,967		$485	44%	5%

REGIONAL OPERATING DATA (Continued)

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Average number of selling communities
during the period:
North	119	n/a	n/a	30	n/a	n/a
Southeast	181	73	148%	111	74	50%
Southwest	183	54	239%	87	50	74%
West	96	57	68%	71	58	22%
Consolidated total	579	184	215%	299	182	64%

	At December 31,
	2015		2014			% Change
	Homes	Dollar Value	Homes	Dollar Value		Homes	Dollar Value
	(Dollars in thousands)
Backlog:
North	1,003	$348,285	n/a	$	n/a	n/a	n/a
Southeast	1,621	702,388	771		365,355	110%	92%
Southwest	1,902	845,499	546		289,627	248%	192%
West	1,085	675,920	394		261,394	175%	159%
Consolidated total	5,611	$2,572,092	1,711		$916,376	228%	181%

	At December 31,
	2015	2014	% Change
Homesites owned and controlled:
North	15,222	n/a	n/a
Southeast	24,393	16,458	48%
Southwest	16,151	6,944	133%
West	14,728	12,028	22%
Total (including joint ventures)	70,494	35,430	99%

Homesites owned	52,583	28,972	81%
Homesites optioned or subject to contract	15,972	6,260	155%
Joint venture homesites	1,939	198	879%
Total (including joint ventures)	70,494	35,430	99%

Homesites owned:
Raw lots	8,814	8,162	8%
Homesites under development	23,395	8,119	188%
Finished homesites	9,488	7,210	32%
Under construction or completed homes	9,092	3,104	193%
Held for sale	1,794	2,377	(25%)
Total	52,583	28,972	81%

PRO FORMA REGIONAL OPERATING DATA
	Three Months Ended December 31,
	2015		Pro Forma 2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	787	$334	890	$335	(12%)	(0%)
Southeast	1,143	377	1,083	331	6%	14%
Southwest	1,033	403	1,165	369	(11%)	9%
West	832	662	826	580	1%	14%
Consolidated total	3,795	$437	3,964	$395	(4%)	11%

	Year Ended December 31,
	Pro Forma 2015		Pro Forma 2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	2,727	$339	2,711	$332	1%	2%
Southeast	3,732	360	3,664	315	2%	14%
Southwest	3,552	406	3,636	364	(2%)	12%
West	2,549	616	2,622	589	(3%)	5%
Consolidated total	12,560	$420	12,633	$390	(1%)	8%

	Three Months Ended December 31,
	2015		Pro Forma 2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	556	$348	493	$338	13%	3%
Southeast	831	384	797	336	4%	14%
Southwest	715	416	773	396	(8%)	5%
West	597	643	462	629	29%	2%
Consolidated total	2,699	$442	2,525	$408	7%	8%

	Year Ended December 31,
	Pro Forma 2015		Pro Forma 2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	2,757	$339	2,664	$338	3%	0%
Southeast	3,976	369	3,627	331	10%	11%
Southwest	4,029	413	3,784	377	6%	10%
West	3,089	602	2,560	587	21%	3%
Consolidated total	13,851	$428	12,635	$398	10%	8%

	Three Months Ended December 31,			Year Ended December 31,
	2015	Pro Forma 2014	% Change	Pro Forma 2015	Pro Forma 2014	% Change
Average number of selling
communities during the period:
North	119	117	2%	117	109	7%
Southeast	181	160	13%	173	155	12%
Southwest	183	168	9%	183	155	18%
West	96	75	28%	85	75	13%
Consolidated total	579	520	11%	558	494	13%

PRO FORMA REGIONAL OPERATING DATA (Continued)

	At December 31,
	2015		Pro Forma 2014		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
North	1,003	$348,285	973	$337,784	3%	3%
Southeast	1,621	702,388	1,378	549,584	18%	28%
Southwest	1,902	845,499	1,426	599,654	33%	41%
West	1,085	675,920	551	348,380	97%	94%
Consolidated total	5,611	$2,572,092	4,328	$1,835,402	30%	40%

	At December 31,
	2015	Pro Forma 2014	% Change
Homesites owned and controlled:
North	15,222	15,933	(4%)
Southeast	24,393	26,597	(8%)
Southwest	16,151	18,326	(12%)
West	14,728	13,452	9%
Total (including joint ventures)	70,494	74,308	(5%)

Homesites owned	52,583	53,742	(2%)
Homesites optioned or subject to contract	15,972	19,745	(19%)
Joint venture homesites	1,939	821	136%
Total (including joint ventures)	70,494	74,308	(5%)

Homesites owned:
Raw lots	8,814	11,924	(26%)
Homesites under development	23,395	23,547	(1%)
Finished homesites	9,488	8,522	11%
Under construction or completed homes	9,092	7,194	26%
Held for sale	1,794	2,555	(30%)
Total	52,583	53,742	(2%)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to adjusted gross margin percentage from home sales, excluding purchase accounting adjustments related to the merger and interest amortized to cost of home sales.  The table set forth below also reconciles the Company's operating margin percentage from home sales to adjusted operating margin percentage from home sales, excluding purchase accounting adjustments related to the merger.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	December 31, 2015	Gross Margin %	December 31, 2014	Gross Margin %	September 30, 2015	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$1,659,982		$724,342		$626,008
Less: Cost of home sales	(1,330,558)		(541,615)		(467,358)
Gross margin from home sales	329,424	19.8%	182,727	25.2%	158,650	25.3%
Add: Purchase accounting adjustments included
in cost of home sales	64,170	3.9%	―		―
Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	393,594	23.7%	182,727	25.2%	158,650	25.3%
Add: Capitalized interest included in cost
of home sales	43,890	2.7%	36,370	5.0%	30,275	4.9%
Adjusted gross margin from home sales, excluding
purchase accounting adjustments and interest
amortized to cost of home sales	$437,484	26.4%	$219,097	30.2%	$188,925	30.2%

Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	$393,594	23.7%	$182,727	25.2%	$158,650	25.3%
Less: Selling, general and administrative expenses	(171,470)	(10.3%)	(79,272)	(10.9%)	(73,260)	(11.7%)
Adjusted operating margin from home sales, excluding
purchase accounting adjustments	$222,124	13.4%	$103,455	14.3%	$85,390	13.6%

Year Ended
December 31, 2015		Gross Margin %	December 31, 2014	Gross Margin %
(Dollars in thousands)

Home sale revenues	$3,449,047		$2,366,754
Less: Cost of home sales	(2,676,666)		(1,748,954)
Gross margin from home sales	772,381	22.4%	617,800	26.1%
Add: Purchase accounting adjustments included in in cost
of home sales	64,170	1.9%	―
Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	836,551	24.3%	617,800	26.1%
Add: Capitalized interest included in cost
of home sales	131,611	3.8%	119,422	5.0%
Adjusted gross margin from home sales, excluding
purchase accounting adjustments and interest
amortized to cost of home sales	$968,162	28.1%	$737,222	31.1%

Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	$836,551	24.3%	$617,800	26.1%
Less: Selling, general and administrative expenses	(390,710)	(11.3%)	(275,861)	(11.7%)
Adjusted operating margin from home sales, excluding
purchase accounting adjustments	$445,841	13.0%	$341,939	14.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company's pretax income to adjusted pretax income and adjusted net income, excluding purchase accounting adjustments and merger and other one-time costs.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended December 31, 2015	Year Ended December 31, 2015
	(Dollars in thousands, except per share amounts)

Pretax income	$126,177	$342,489
Add:
Purchase accounting adjustments included in cost of home sales	64,170	64,170
Merger and other one-time costs	44,849	61,737
Adjusted pretax income	235,196	468,396
Less: Tax provision associated with add back of purchase accounting
adjustments and merger and other one-time costs	(90,680)	(176,398)
Adjusted net income	$144,516	$291,998

Less: Net income allocated to unvested restricted stock	(95)	(369)
Add: Interest on convertible senior notes	97	955
Adjusted net income available to common and preferred stock for
diluted earnings per share	$144,518	$292,584
Adjusted diluted earnings per share	$1.04	$3.09
Total weighted average diluted common shares outstanding if preferred
shares converted to common shares	138,971,598	94,648,767

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	December 31, 2015	December 31, 2014
	(Dollars in thousands)

Total consolidated debt	$3,791,121	$2,202,714
Less:
Financial services indebtedness	(303,422)	(89,413)
Homebuilding cash, including restricted cash	(187,066)	(218,650)
Adjusted net homebuilding debt	3,300,633	1,894,651
Stockholders' equity	3,861,436	1,676,688
Total adjusted book capitalization	$7,162,069	$3,571,339

Total consolidated debt to book capitalization	49.5%	56.8%

Adjusted net homebuilding debt to total adjusted book capitalization	46.1%	53.1%

Homebuilding debt	$3,487,699	$2,113,301
LTM adjusted homebuilding EBITDA	$648,313	$502,423
Homebuilding debt to adjusted homebuilding EBITDA	5.4x	4.2x

The table set forth below calculates adjusted stockholders' equity per common share, after giving effect to the 1-for-5 reverse stock split.  The Company believes that the adjusted stockholders' equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving the pro forma effect to the conversion of our outstanding preferred shares assuming full conversion to common stock.

December 31,
2014

Actual common shares outstanding (reverse-split adjusted)	55,028,238
Add: Conversion of preferred shares to common shares (reverse-split adjusted)	17,562,557
Pro forma common shares outstanding (reverse-split adjusted)	72,590,795

Stockholders' equity (in thousands)	$1,676,688
Divided by pro forma common shares outstanding (reverse-split adjusted)	÷ 72,590,795
Adjusted stockholders' equity per common share (reverse-split adjusted)	$23.10

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, including amortization of capitalized model costs, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures, (i) income (loss) from financial services subsidiaries, (j) purchase accounting adjustments and (k) merger and other one-time costs.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as it provides perspective on the underlying performance of the business.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			Year Ended December 31,
	December 31, 2015	December 31, 2014	September 30, 2015	2015	2014
	(Dollars in thousands)

Net income	$77,529	$64,644	$47,177	$213,509	$215,865
Provision for income taxes	48,648	39,738	31,117	128,980	134,099
Homebuilding interest amortized to cost of sales and interest expense	46,857	39,354	33,323	139,381	123,112
Homebuilding depreciation and amortization	18,699	8,403	7,368	40,987	27,209
Amortization of stock-based compensation	7,004	733	3,536	15,624	8,469
EBITDA	198,737	152,872	122,521	538,481	508,754
Add:
Cash distributions of income from unconsolidated joint ventures	2,238	―	―	2,830	1,875
Purchase accounting adjustments included in cost of home sales	64,170	―	―	64,170	―
Merger and other one-time costs	44,849	―	―	61,737	―
Less:
Income (loss) from unconsolidated joint ventures	2,347	(326)	121	1,966	(668)
Income from financial services subsidiaries	10,066	2,472	2,847	16,939	8,874
Adjusted Homebuilding EBITDA	$297,581	$150,726	$119,553	$648,313	$502,423
Homebuilding revenues	$1,674,311	$753,644	$652,190	$3,496,411	$2,411,178
Adjusted Homebuilding EBITDA Margin %	17.8%	20.0%	18.3%	18.5%	20.8%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

Because the closing of the merger occurred on October 1, 2015, financial statement information for 2015 required by GAAP includes full year stand-alone data for predecessor Standard Pacific Corp. and three months of Ryland Group, Inc. data (from October 1, 2015 through December 31, 2015).  The table set forth below reconciles the Company's reported home sale revenues, pretax income, homebuilding cash, inventories owned, goodwill and homebuilding debt to comparative financial measures on a combined basis for prior periods not required by GAAP.  Certain adjustments, including those related to conforming accounting policies and adjusting acquired inventory to fair value, have not been reflected in the pro forma financial measures below due to the impracticability of estimating such impacts.  The table set forth below also reconciles the Company's pro forma pretax income on a combined basis to pro forma pretax income on a combined basis, excluding the purchase accounting adjustments and merger and other one-time costs.  Such pro forma data was not prepared to comply with Regulation S-X of the SEC Rules and Regulations.  The following non-GAAP financial measures have been provided as we believe this data is useful to investors for purposes of assessing the Company's operating performance on a combined basis for year over year and quarter over quarter comparison purposes.

Three Months Ended			Year Ended
September 30, 2015		December 31, 2014	December 31, 2015	December 31, 2014
(Dollars in thousands)

Home sale revenues	$626,008	$724,342	$3,449,047	$2,366,754
Add: Ryland Home sale revenues	692,877	842,041	1,831,250	2,555,967
Pro forma combined Home sale revenues	$1,318,885	$1,566,383	$5,280,297	$4,922,721

Pretax income	$78,294	$104,382	$342,489	$349,964
Add: Ryland Pretax income	65,558	115,149	173,443	284,464
Pro forma combined Pretax income	$143,852	$219,531	$515,932	$634,428
Add:
Purchase accounting adjustments included in cost of home sales	―		64,170
Merger and other one-time costs	11,216		61,737
Adjusted pro forma combined Pretax income	$155,068		$641,839

	December 31, 2014
		(Dollars in thousands)

Homebuilding cash (including restricted cash)		$218,650
Add: Ryland Homebuilding cash (including restricted cash)		526,347
Pro forma combined Homebuilding cash (including restricted cash)		$744,997

Inventories owned		$3,255,204
Add: Ryland Inventories owned		2,015,012
Pro forma combined Inventories owned		$5,270,216

Goodwill	$	―
Add: Ryland Goodwill		36,891
Pro forma combined Goodwill		$36,891

Homebuilding debt		$2,113,301
Add: Ryland Homebuilding debt		1,403,079
Pro forma combined Homebuilding debt		$3,516,380

RYLAND REGIONAL QUARTERLY OPERATING DATA
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
	(Dollars in thousands)
New homes delivered:
North	768	650	522	890	731	574	516
Southeast	509	425	327	575	478	386	354
Southwest	575	582	504	817	656	596	508
West	194	157	110	207	153	144	92
Consolidated total	2,046	1,814	1,463	2,489	2,018	1,700	1,470

Average selling price (deliveries):
North	$339	$339	$345	$335	$330	$337	$322
Southeast	300	291	281	286	278	261	264
Southwest	341	353	332	327	319	325	319
West	434	555	566	541	548	539	638
Consolidated total	$339	$351	$343	$338	$331	$333	$327

Net new orders:
North	636	747	818	493	607	820	744
Southeast	476	579	579	402	376	507	501
Southwest	601	837	753	533	567	724	753
West	199	224	239	119	157	177	188
Consolidated total	1,912	2,387	2,389	1,547	1,707	2,228	2,186

Average selling price (orders):
North	$337	$338	$335	$338	$343	$345	$325
Southeast	298	292	289	288	304	283	279
Southwest	356	360	347	344	334	330	325
West	375	403	463	591	516	543	548
Consolidated total	$337	$341	$340	$347	$347	$342	$334

Average number of selling communities
during the period:
North	118	113	117	117	116	109	98
Southeast	81	81	85	87	81	78	78
Southwest	131	129	123	114	101	98	102
West	22	20	21	18	16	17	17
Consolidated total	352	343	346	336	314	302	295

Backlog:
North	1,234	1,366	1,269	973	1,370	1,494	1,248
Southeast	979	1,013	859	607	780	882	761
Southwest	1,409	1,384	1,129	880	1,164	1,253	1,125
West	352	353	286	157	245	241	208
Consolidated total	3,974	4,116	3,543	2,617	3,559	3,870	3,342

STANDARD PACIFIC REGIONAL QUARTERLY OPERATING DATA
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
	(Dollars in thousands)
New homes delivered:
Southeast	467	476	385	508	472	500	391
Southwest	282	338	238	348	272	237	202
West	416	491	349	619	506	499	402
Consolidated total	1,165	1,305	972	1,475	1,250	1,236	995

Average selling price (deliveries):
Southeast	$437	$414	$377	$382	$360	$339	$329
Southwest	552	538	504	469	474	477	433
West	641	643	583	593	602	619	574
Consolidated total	$537	$532	$482	$491	$483	$479	$449

Net new orders:
Southeast	429	524	558	395	446	517	483
Southwest	325	406	392	240	245	434	288
West	572	637	621	343	463	573	540
Consolidated total	1,326	1,567	1,571	978	1,154	1,524	1,311

Average selling price (orders):
Southeast	$463	$446	$423	$385	$388	$367	$359
Southwest	559	509	509	509	480	452	467
West	679	655	636	641	601	572	604
Consolidated total	$580	$547	$528	$505	$493	$468	$483

Average number of selling communities
during the period:
Southeast	96	88	81	73	74	76	72
Southwest	54	55	56	54	53	49	45
West	65	60	61	57	58	58	57
Consolidated total	215	203	198	184	185	183	174

Backlog:
Southeast	954	992	944	771	884	910	893
Southwest	811	768	700	546	654	681	484
West	968	812	666	394	670	713	639
Consolidated total	2,733	2,572	2,310	1,711	2,208	2,304	2,016